           As filed with the Securities and Exchange Commission on July 10, 1996
                                            Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                               -----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               -----------------------

                                    COCENSYS, INC.
               -------------------------------------------------------
                (Exact name of registrant as specified in its charter)
                               -----------------------

          Delaware                                33-0538836
- --------------------------------           ---------------------------------
    (State of Incorporation)              (I.R.S. Employer Identification No.)
                               -----------------------

                                 213 Technology Drive
                                   Irvine, CA 92718
                                    (714) 753-6100

               -------------------------------------------------------
                       (Address of principal executive offices)
                               -----------------------

                                1990 Stock Option Plan
                              Non-Statutory Stock Option

               -------------------------------------------------------
                              (Full title of the plans)

                                Daniel L. Korpolinski
                         President & Chief Executive Officer
                                    CoCensys, Inc.
                                 213 Technology Drive
                                   Irvine, CA 92718
                                    (714) 753-6100

               -------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------------

                                      Copies to:
                               Alan C. Mendelson, Esq.
                       Cooley Godward Castro Huddleson & Tatum
                                 3000 El Camino Real
                                 Palo Alto, CA 94306
                                    (415) 843-5000

                               -----------------------

                           CALCULATION OF REGISTRATION FEE



- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO       AMOUNT TO BE   PROPOSED MAXIMUM OFFERING          PROPOSED MAXIMUM            AMOUNT OF
     BE REGISTERED            REGISTERED       PRICE PER SHARE (1)        AGGREGATE OFFERING PRICE (1)  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock ($.001 par value)       1,025,000          $0.50 - $9.00                   $8,132,118.69             $2,804.18
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Registrant's (i) 1990 Stock Option Plan and
(ii) for options granted outside of the Registrant's option plans in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") and
(b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 2, 1996 in accordance with Rule 457(c) under the Act, for (i) shares issuable pursuant to the 1990 Stock Option Plan. The following chart illustrates the calculation of the registration fee:



- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                                OFFERING PRICE PER       AGGREGATE OFFERING
    TYPE OF SHARES                          NUMBER OF SHARES           SHARE                    PRICE
- --------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding
options under the 1990 Stock Option Plan        399,971        $3.25 - $9.00  (1)(a)(i)       $2,756,859.50
- --------------------------------------------------------------------------------------------------------------


Shares issuable outside of plans                 25,000                $0.50 (1)(a)(ii)          $12,500.00
- --------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to the 1990 Stock
Option Plan                                     600,029              $8.9375  (1)(b)(i)       $5,362,759.19
- --------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                  $2,804.18
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------


    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                         ii.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by CoCensys, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

       1. The Company's annual report on Form 10-K for the fiscal year ended December 31, 1995.

       2. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

       3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed December 10, 1992.

       4. The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed May 16, 1995.

       All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS



     The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnfication is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its listed enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise.




                                       EXHIBITS

EXHIBIT
NUMBER
- ------

5        Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Cooley Godward Castro Huddleson & Tatum is contained in
         Exhibit 5 to this Registration Statement.

24       Power of Attorney is contained on the signature pages.

99.1     Form of Supplemental Stock Option

                                          1.

                                        UNDERTAKINGS

       1.     The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 8, 1996.


                                  COCENSYS, INC.



                                  By:  /s/ Daniel L. Korpolinski
                                     -----------------------------------------
                                       Daniel L. Korpolinski,
                                       President and Chief Executive Officer



                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel L. Korpolinski and Alan C. Mendelson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                   DATE

/s/ Daniel L. Korpolinski President; Chief Executive Officer;      July 8, 1996
- ------------------------- Director (Principal Executive,
(Daniel L. Korpolinski)   Financial and Accounting Officer)

/s/ Lowell E. Sears       Chairman of the Board                    July 1, 1996
- -------------------------
   (Lowell E. Sears)

/s/ James C. Blair        Director                                 July 8, 1996
- -------------------------
   (James C. Blair)

/s/ Kelvin W. Gee         Director                                 July 8, 1996
- -------------------------
    (Kelvin W. Gee)

/s/ Robert G. McNeil
- ------------------------- Director                                 July 8, 1996
(Robert G. McNeil,
  Ph.D.)

/s/ Alan C. Mendelson     Director                                 July 8, 1996
- -------------------------
  (Alan C. Mendelson)

/s/ Timothy J. Rink       Director                                 July 8, 1996
- -------------------------
(Timothy J. Rink,
  M.D., Sc.D.)

- ------------------------- Director                               ________, 1996
 (Eckard Weber, M.D.)

                                    EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION
 5       Opinion of Cooley Godward Castro Huddleson
         & Tatum.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Cooley Godward Castro Huddleson
         & Tatum is contained in Exhibit 5 to this Registration Statement

24       Power of Attorney is contained on the
         signature pages.

99.1     Form of Supplemental Stock Option


                                          4.